UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 13, 2012
Date of Report (Date of earliest event reported)

PLURES TECHNOLOGIES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	1-12312	95-3880130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5297 Parkside Drive
Canandaigua, NY 14424
(Address of principal executive offices) (Zip Code)

(585) 905-0554
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Unregistered Sales of Equity Securities

On or about April 13, 2012, the Registrant sold 1,400 shares of Common Stock, par value $.001, to Quantum Corp. (the "Purchaser”).  The shares were issued in exchange for certain shares of preferred stock of AMS Liquidating Corp. (formerly known as Advanced Mircosensors, Inc.), a Delaware corporation and a majority owned subsidiary of the Registrant.

The Purchaser represented that it was knowledgeable and sophisticated and was purchasing the shares for investment and not distribution.  The Registrant believes an exemption from registration under the Securities Act of 1933, as amended, is based on the provisions of Rule 506 of the General Rules and Regulations thereunder.

Item 9.01         Financial Statements and Exhibits

99.1   Stock Exchange Agreement between the Registrant and Quantum Corp. dated April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2012	Plures Technologies, Inc.

By: /s/ David R. Smith
David R. Smith
CEO